UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 27, 2009

SELECT COMFORT CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation or organization)

0-25121	41-1597886
(Commission File No.)	(IRS Employer Identification No.)

9800 59th Avenue North, Minneapolis, Minnesota 55442
(Address of principal executive offices)        (Zip Code)

(763) 551-7000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Waiver under Credit Agreement

Effective as of October 27, 2009, Select Comfort Corporation (the “Company”) entered into a Waiver under the existing Credit Agreement dated as of June 9, 2006, as previously amended, including most recently as of September 22, 2009 (the “Credit Agreement”).  The parties to the Waiver and the Credit Agreement are Select Comfort Corporation, JPMorgan Chase Bank, National Association, as Administrative Agent and as Collateral Agent, Bank of America, N.A., as Syndication Agent, and JPMorgan Chase Bank, National Association, Bank of America, N.A., Citicorp USA, Inc., Wells Fargo Bank, National Association and Branch Banking and Trust Co., as Lenders.

Pursuant to the Waiver, the Administrative Agent and the Lenders waived compliance, through the earlier of (a) 5:00 p.m. Chicago time on November 10, 2009 or (b) such date on which the Company’s capital expenditures for fiscal year 2009 exceed $4 million in the aggregate (with the earlier of such dates being referred to as a “Waiver Termination Event”), with (i) the Minimum Interest Coverage Ratio covenant for the fiscal period ending on or about December 31, 2008 and other applicable fiscal periods ending on or prior to a Waiver Termination Event, (ii) the Maximum Leverage Ratio covenant for the fiscal period ended on or about March 31, 2009 and other applicable fiscal periods ending on or prior to a Waiver Termination Event, (iii) the EBITDA covenant for the fiscal period ending on or about December 31, 2008 and other applicable fiscal periods ending on or prior to a Waiver Termination Event, and (iv) the requirement under Section 5.01(a) of the Credit Agreement that the Company deliver its audit for fiscal year 2008 without a “going concern” qualification or exception.

Pursuant to Amendment No. 13 to the Credit Agreement entered into as of September 22, 2009, the Lenders maintained their aggregate commitment at $80 million, but increased the minimum availability amount to $30 million, resulting in the net availability amount of $50 million.  The total amount of the credit facility utilized as of October 27, 2009, the date of the Waiver, including letters of credit, was $28.1 million.

The aforementioned description of the Waiver under the Credit Agreement is qualified in its entirety by reference to the complete terms of the Waiver, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

10.1      Waiver under Credit Agreement, dated as of October 27, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECT COMFORT CORPORATION
(Registrant)

Dated: October 29, 2009	By:
Title: Senior Vice President

EXHIBIT INDEX

Exhibit No.                                Description

10.1	Waiver under Credit Agreement, dated as of October 27, 2009.